EXHIBIT 99.1
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[PARAGON LOGO]                                                              NEWS

FOR:            PARAGON TECHNOLOGIES, INC.

CONTACTS:       Len Yurkovic, President and CEO
                610-252-3205
                610-252-3102 (Fax)
                www.ptgamex.com


                           PARAGON TECHNOLOGIES, INC.
               APPOINTS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    - - - - -

EASTON, PA -- October 14, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, announced today that Joel L. Hoffner has been appointed President and Chief Executive Officer of the Company effective January 1, 2006. The Company's current President and Chief Executive Officer, Leonard S. Yurkovic, will continue as the Company's President and Chief Executive Officer until his retirement on December 31, 2005. Following his resignation, Mr. Yurkovic will continue to serve as a Director of the Company.

Mr. Hoffner, age 61, previously served as Vice President of Product Management (June 1992 - June 1995), Vice President of Engineering (May 1987 - January
1988), and Director of Engineering (July 1985 - May 1987) at SI Handling Systems, Inc., a Paragon predecessor company. He has also served as CEO and founder of SI/BAKER, INC., a joint venture between the Company and Automated Prescription Systems, Inc. that provided order fulfillment systems to the mail order pharmacy market. Mr. Hoffner has been a consultant to SI Handling Systems, Inc. and Paragon for various marketing and business evaluation assignments during the last ten years. As previously announced, Mr. Hoffner was appointed as a director of the Company on September 20, 2005. Currently, Mr. Hoffner provides consulting services related to the Company's corporate development pursuant to the terms of a consulting agreement by and between the Company and The QTX Group dated September 1, 2005. The parties intend to terminate the consulting agreement with The QTX Group on or prior to the time Mr. Hoffner's appointment as President and Chief Executive Officer of the Company becomes effective. In addition, the Company anticipates entering into an employment arrangement with Mr. Hoffner prior to January 1, 2006.

Most recently, Mr. Hoffner was President of E&E Corporation and is currently Managing Director of The QTX Group. Both companies provided consultative due diligence and enterprise evaluation services to investment banking institutions worldwide, to process and manufacturing industries, and to warehousing and distribution operations. Mr. Hoffner is a cum laude graduate of Lehigh University with a B.S. in Electrical Engineering and a native resident of Bethlehem, PA.

Paragon also announced today the promotion of Mr. William J. Casey to Executive Vice President of the Company and President of Production & Assembly and Mr. John F. Lehr to Vice President of the Company and Managing Director of Order Fulfillment. Both promotions are effective immediately.



                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
     PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9295
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com

Mr. Casey, age 61, whose career with the Company spans 38 years, rejoined the Company in December 2003 after a two-year absence. He currently serves as Vice President of SI Systems Production & Assembly. From July 2001 to December 2003 he held a similar executive position with The Casey Group, an information technology firm specializing in providing Enterprise Services in IT management, integration, and outsourcing. Previously (1965-2001), Mr. Casey held a variety of senior management positions at Paragon including Executive Vice President, Vice President Sales and Marketing, and Director of Sales. Mr. Casey is a well known leader in the material handling industry. A member of the Conveyor Equipment Manufacturers Association (CEMA) for over 24 years, acting as Board President in 2002-2003, he has served on its Board of Directors since 1997 and chaired numerous committees.

Mr. Lehr, age 45, joined the Company as the Director of Sales and Marketing of SI Systems Order Fulfillment in April of 2005. Mr. Lehr has over 22 years of experience in the material handling systems integration industry with specific expertise in the design, sale, and implementation of highly automated distribution centers. He has managed facilities projects in North America, South America, and Europe across a wide range of wholesale and retail distribution markets. Over the past five years, Mr. Lehr has focused on the development of industry specific analytical processes and tools that assist clients in the resolution of complex distribution problems. These processes have contributed to the success of over $100 million dollars of automated systems projects. From 2003 to 2005 Mr. Lehr was President of Genesys Systems. He served as Managing Partner of Novare-Solutions from 2000 to 2003, and from 1999 to 2000 he held various positions at W&H Systems, a systems integrator, ranging from Project Manager to Vice President. Mr. Lehr received a Bachelor's Degree in Industrial Design from the University of Bridgeport.

Len Yurkovic, President and CEO of Paragon Technologies, stated, "The appointment of Joel Hoffner as President and CEO effective January 1, 2006, coupled with the promotions of Bill Casey and Jack Lehr to senior executive positions, puts in place an exceptionally experienced team of executives to continue to expand and diversify the Company. I am delighted with the Company's potential driven by these promotions."



About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, General Motors, BMG, Ford, Peterbilt, Harley-Davidson, and Walgreens.

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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005.

             This press release and prior releases are available at
                                www.ptgamex.com.